                          BURLINGTON NORTHERN INC.

                            7.40% Notes due 1999

                            Officer's Certificate

Pursuant to (x) Section 301 of the Indenture, dated as of February 14, 1992 (the "Indenture"), between Burlington Northern Inc., a Delaware corporation (the "Company"), and The First National Bank of Chicago, Trustee, and (y) resolutions duly adopted by the Board of Directors of the Company at a meeting duly called and held on April 15, 1993, the undersigned officers hereby establish a series (as that term is used in Section 301 of the Indenture) of Securities to be issued under the Indenture, which series of Securities shall have the terms set forth in the Prospectus dated February 9, 1994, as supplemented by the Prospectus Supplement dated May 17, 1994 (collectively, the "Prospectus," which Prospectus is attached hereto as Exhibit A), and such other terms as may be set forth herein. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Indenture or the Prospectus. The terms of the series of Securities shall include, without limitation, the terms set forth below.

(a) The Securities of the series shall be entitled "7.40% Notes due 1999" (the "Notes").

(b) The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture shall be limited to $150,000,000 (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906, 1107, or 1305 of the Indenture).

(c) The principal amount of the Notes shall mature on May 15, 1999, subject to the provisions of Section 502 of the Indenture respecting acceleration.

(d) The Notes shall bear interest from May 15, 1994, at the rate of 7.40% per annum payable on May 15 and November 15 of each year, commencing November 15, 1994, for payment to holders on the respective Regular Record Dates referred to in the Indenture, which dates shall be the next preceding April 30 and October 30, respectively.

(e) The principal of and interest on the Notes shall be payable at the office or agency of the Company maintained for that purpose, pursuant to the Indenture, in New York, New York; provided, however, that at the option
                                       -----------------
     of the Company, such payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee located inside the United States; provided further, that so long as
                                             ----------------
     the Notes are issued in the form of a fully registered Global Note, as hereinafter provided, principal and interest payments shall be made to the person or persons specified therein, as provided in Section 203 of the Indenture and as provided in the Prospectus.

(f)  The Notes may not be redeemed at any time prior to maturity.

(g) The Notes shall not be subject to the operation of any sinking fund or an analogous provision and the Company shall have no obligation to redeem, repay, or purchase the Notes at the option of a Holder thereof.

(h) The Trustee, Security Registrar, and Paying Agent for the Notes shall initially be First National Bank of Chicago.

(i) The defeasance and covenant defeasance provisions of Article Fourteen of the Indenture will be applicable to the Notes.

(j) The Notes will be offered to the public at an offering price of 100% of the principal amount.

(k) The Notes shall be issuable as Registered Securities in denominations of $1,000 and any integral multiple thereof, provided that the Notes shall be initially issuable in the form of a fully registered Global Note, in the form attached hereto as Exhibit B, in denomination of $150,000,000. The Global Note will be deposited with, or on behalf of, the Depository Trust Company in the manner described in the Prospectus. Except as set forth in the Prospectus, beneficial owners of interests in the Global Note shall not be entitled to exchange such interests for Securities of such series and of like tenor of any authorized form and denomination.

(l) Holders of the Notes will not be entitled to the payment of Additional Amounts.

IN WITNESS WHEREOF, we have hereunto signed our names as of the 24th day of May 1994.



                                          ---------------------------------
                                          Robert F. McKenney
                                          Senior Vice President and
                                          Treasurer


                                          /s/ Beverly A. Edwards
                                          ---------------------------------
                                          Beverly A. Edwards
                                          Assistant Secretary

                                 GLOBAL NOTE

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate is registered in the name of Cede & Co., or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until this certificate is exchanged in whole or in part for Notes in definitive form, this certificate may not be transferred except as a whole by DTC to a nominee thereof or by a nominee thereof to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or nominee of such successor depository.

                          BURLINGTON NORTHERN INC.


                                $150,000,000

                         7.40% NOTE DUE MAY 15, 1999

Registered No. 1                                            CUSIP No. 121897WT5

BURLINGTON NORTHERN INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) on May 15, 1999, and to pay interest thereon at the rate of 7.40% per annum from May 15, 1994, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing November 15, 1994, until the principal hereof is paid or made available for payment. Notwithstanding the foregoing, if the Stated Maturity of the principal of this Note, or any Interest Payment Date, falls on a date that is not a Business Day, the principal or interest, as the case may be, payable on such date will be payable on the next succeeding Business Day with the same force and effect as if paid on such date. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person (the "Holder") in whose name this Note (or one or more predecessor Notes) is registered at the close of business on April 30 or October 30 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a "Regular Record Date"). Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee (referred to below), notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the Security Register of the Company or by transfer to an account maintained by the payee located inside the United States.

This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of February 14, 1992, as it may be supplemented from time to time (herein called the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture with respect to the series of Securities partially represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is a Global Note representing $150,000,000 principal amount of the Company's 7.40% Notes due May 15, 1999, limited in aggregate principal amount to $150,000,000.

This Note will not be subject to any sinking fund. This Note may not be redeemed at any time prior to maturity.

If an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared due and payable in the manner, with effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Securities of each series. Such amendment may be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected thereby. The Indenture also contains provisions permitting the Holders of at least a majority in principal amount of all Outstanding Securities to waive compliance by the Company with certain provisions of the Indenture and permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all the Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not any notation thereof is made upon this Note.

Except in the case of a defeasance as provided in the Indenture, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times, at the rate, and in the coin or currency herein prescribed.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of, and interest on, this Note are payable, duly endorsed by or accompanied by written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Global Note is exchangeable for Notes in definitive form only if the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days. In such case, the Company will issue Notes in definitive form in exchange for each Global Note. In addition, the Company may at any time determine not to have the Notes represented by a Global Note and, in such event, will issue Notes in definitive form in exchange for each Global Note. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to have Notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Global Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by any notice to the contrary.

Terms used herein and not defined herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Trustee or its duly authorized agent under the Indenture.

IN WITNESS WHEREOF, Burlington Northern Inc. has caused this instrument to be signed by its duly authorized officers, and has caused its corporate seal to be affixed or imprinted hereon.

Dated:  May 24, 1994

                                          BURLINGTON NORTHERN INC.


                                               /s/ Robert F. McKenney
                                               ----------------------
(Corporate Seal)                          By:    Robert F. McKenney
                                          Title: Senior Vice President
                                                 and Treasurer


ATTEST:


/s/ Beverly A. Edwards
- - ----------------------
Assistant Secretary

                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This Note is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE FIRST NATIONAL BANK
OF CHICAGO,
as Trustee,



BY:  /s/ Charlene Mullane
     --------------------
     Authorized Signature



Dated:  May 24, 1994

                 FOR VALUE RECEIVED, the undersigned hereby
                     sells, assigns, and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

- - ----------------------------------------

- - ----------------------------------------

- - ----------------------------------------


- - --------------------------------------------------------------------------------
(Print or Type Name and Address, including Zip Code and Assignee)


- - --------------------------------------------------------------------------------
the within Global Note and all rights thereunder, hereby irrevocably constituting and appointing


- - --------------------------------------------------------------------------------
attorney to transfer said Global Note on the books of the Company, with full power of substitution in the premises.


Dated:
      -----------------------------

NOTE:      The signature to this assignment must correspond with the name as written upon the face of the within Global Note in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust Company having its principal office or correspondent in the City of New York or by a member of the New York Stock Exchange.